Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Arconic Corporation of our report dated February 23, 2021 relating to the financial statements, which appears in Arconic Corporation's Annual Report on Form 10-K for the year ended December 31, 2020.
/s/ PricewaterhouseCoopers LLP
Pittsburgh, PA
May 20, 2021

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